PHILLIPS

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

INVOICE

Masterworks Gallery, LLC as agent for Masterworks
Cayman SPC
225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: [***]
Invoice No: [***]
Paddle No: 1022
Tax ID:

Sale Title	Sale Date	Sale Number	Auctioneer
20th Century & Contemporary Art Evening Sale	07-Oct-2023	HK010523	Jonathan Crockett

Lot No	Description	Hammer	Buyer Premium	Total Amount
21	**Hernan Bas** The dead line	5,000,000.00	1,350,000.00	HKD6,350,000.00

BUYER TERMS	120	
DATE	Friday, 2 February 2024	
Lot 21	USD	800,000.00

Total Amount Due in USD USD 800,000.00

Total Amount Due **HKD6,350,000.00**

PLEASE NOTE THAT THE PAYMENT IS DUE IMMEDIATELY AND MUST BE MADE BY THE INVOICED PARTY

Bank Transfer Details: [***]. USD Account Number [***]. SWIFT: [***]

The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.

For information on the Buyer Premium, please see the Buyer's Guide found on the Phillips website www.phillips.com